UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2015

CANNABIS SCIENCE, INC.

(Exact name of registrant as specified in charter)

Nevada	000-28911	91-1869677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6946 N Academy Blvd., Suite B #254 Colorado Springs, Colorado	80918
(Address of principal executive offices)	(Zip Code)

1-888-889-0888

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01

Entry into a Material Definitive Agreement.

Item 3.02.

Unregistered Sales of Equity Securities.

On June 29, 2015, Cannabis Science, Inc. (the “Company”), entered into a Consulting Agreement (the “Agreement”) with Cannabis Science Research Foundation, a California Non Profit Corporation and the Company’s wholly-owned subsidiary (“CSRF”) .  The Agreement provides that CSRF will serve as Consultant to the Company, beginning in the State Of California with subsequent systematic product distribution across the country in each Legal State.  Eight Targeted Cannabis Products are ready for immediate distribution and usage tracking.  Initial California Products are being systematically placed in dispensaries across the State Of California beginning with an announcement identifying the initial locations using best efforts to Develop, Market, Package, Product Placement, and Tracking Consumer Usage.  The Agreement is for the benefit of the members, patients, collective clients and contacts within the localities operating legally in marketing of cannabis and cannabinoid based products.  CRSF’s compensation will be mutually agreed on by the parties on a monthly basis.

Item 9.01

Financial Statements And Exhibits

(d)   Exhibits

Exhibit Number	Description of Exhibit
10.1	Consulting Agreement with CSRF

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNABIS SCIENCE, INC.
Date: June 29, 2015	By: /s/ Raymond C. Dabney
Raymond C. Dabney, President & C.E.O.